UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022 (August 3, 2022)

COLONNADE ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40184	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Centrepark Blvd. Ste. 810

West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 712-7860

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	CLAA.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	CLAA	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CLAA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 3, 2022, Colonnade Acquisition Corp. II (“CLAA”), a Cayman Islands exempted company (which will migrate to and domesticate as a Delaware corporation prior to the Closing Date (as defined below)), entered into an agreement and plan of merger, by and among CLAA, Pasadena Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of CLAA (“Merger Sub”), and Plastiq Inc., a Delaware corporation (“Plastiq”) (as it may be amended and/or restated from time to time, the “Merger Agreement”).

The Merger

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Plastiq, with Plastiq surviving the merger as a wholly owned subsidiary of CLAA. The transactions contemplated by the Merger Agreement together with the other related agreements are referred to herein as the “Business Combination.” The time of the closing of the Business Combination is referred to herein as the “Closing.” The date of the Closing is referred to herein as the “Closing Date.” In connection with the Business Combination, CLAA will be renamed “Plastiq Inc.” or another name to be determined by Plastiq in its reasonable discretion (“Plastiq Pubco”).

The Domestication

At least one day prior to the Closing Date, subject to the satisfaction or waiver of the conditions of the Merger Agreement, CLAA will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Cayman Islands Companies Act (As Revised) (the “Domestication”).

In connection with the Domestication, (x) immediately prior to the Domestication, each then issued and outstanding Class B ordinary share of CLAA, par value $0.0001 per share (each, a “founder share”), will convert automatically, on a one-for-one basis, into a Class A Ordinary Share of CLAA, par value $0.0001 per share (each, a “Class A Ordinary Share”), (y) immediately following the conversion described in clause (x), (i) each then issued and outstanding Class A Ordinary Share will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Plastiq Pubco (the “Plastiq Pubco Stock”), (ii) each then issued and outstanding warrant of CLAA will convert automatically into a warrant to acquire one share of Plastiq Pubco Stock (each, a “Plastiq Pubco Warrant”), pursuant to the related warrant agreement; and (iii) each then issued and outstanding unit of CLAA will convert automatically into a unit of Plastiq Pubco (each, a “Plastiq Pubco Unit”) consisting of one share of Plastiq Pubco Stock and one-fifth of one Plastiq Pubco Warrant, and in connection with the Closing, each Plastiq Pubco Unit will be separated into its component parts, consisting of one share of Plastiq Pubco Stock and one-fifth of one Plastiq Pubco Warrant. No fractional Plastiq Pubco Warrants will be issued upon the separation of the Plastiq Pubco Units.

Consideration and Structure

Under the Merger Agreement, the Plastiq stockholders and option holders will receive an aggregate of 40.0 million shares of Plastiq Pubco Stock (the “Aggregate Merger Consideration”) in exchange for the acquisition of all of Plastiq’s outstanding equity interests.

Pursuant to the Merger Agreement, each option (each, a “Plastiq Option”) to purchase shares of common stock of Plastiq (“Plastiq Common Stock”) that is outstanding as of immediately prior to the effective time of the Business Combination (the “Effective Time”) will be converted into an option in Plastiq Pubco on substantially the same terms and conditions as are in effect with respect to each such option immediately prior to the Effective Time.

Pursuant to the Merger Agreement, each share of restricted stock of Plastiq (the “Plastiq Restricted Stock”) that is outstanding immediately prior to the Effective Time will be cancelled as of the Effective Time and converted into a certain number of shares of restricted Plastiq Pubco Stock with substantially the same terms and conditions as were applicable to the related share of Plastiq Restricted Stock.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, all of the warrants of Plastiq (the “Plastiq Warrants”) will be exercised in full on a cash or cashless basis or terminated without exercise (the “Plastiq Warrant Settlement”). Following the Plastiq Warrant Settlement, but immediately prior to the Effective Time, each share of preferred stock of Plastiq will be converted into a number of shares of Plastiq Common Stock at the then-effective conversion rate under Plastiq’s governing documents. At the Effective Time, all shares of Plastiq Common Stock will be converted into the right to receive a portion of the Aggregate Merger Consideration. Such portion of the Aggregate Merger Consideration will be calculated by multiplying the Exchange Ratio (as defined below) by the number of shares of Plastiq Common Stock held by such holder as of immediately prior to the Effective Time, with fractional shares rounded down to the nearest whole share. The “Exchange Ratio” is the quotient obtained by dividing the Aggregate Merger Consideration by the fully-diluted number of shares of Plastiq Common Stock outstanding immediately prior to the Effective Time (excluding certain shares, as determined in accordance with the Merger Agreement).

Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of Plastiq and CLAA and their respective subsidiaries prior to the Closing and Plastiq’s covenant to provide to CLAA as soon as reasonably practicable its audited financial statements for the years ended December 31, 2021 and 2020 (the “PCAOB Financial Statements”) for inclusion in the registration statement on Form S-4 to be filed by CLAA in connection with the Business Combination (the “Registration Statement”).

In addition, CLAA has the right to nominate one director for election or appointment to the board of directors of Plastiq Pubco (the “Plastiq Pubco Board”). Plastiq has the right to nominate six or more directors for election or appointment to the Plastiq Pubco Board.

Furthermore, from the date of the Merger Agreement until the Closing, CLAA agreed to use its reasonable best efforts to obtain and make available a financing arrangement for the benefit of Plastiq, including, but not limited to, a standby equity purchase agreement or committed equity facility, in an amount that is reflective of the combined company’s liquidity needs after taking into account any redemptions (such financing, the “Financing Arrangement”), and Plastiq agreed to use its reasonable best efforts to obtain such Financing Arrangement, on terms to be mutually agreed between CLAA and Plastiq.

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things: (a) approval of the Business Combination and related agreements and transactions by the respective shareholders of CLAA and stockholders of Plastiq; (b) the effectiveness of the Registration Statement; (c) all specified authorizations, consents, orders, regulatory approvals, non-objections, declarations, filings or waiting periods having been made, received or expired, including approval from the Commissioner of the Texas Department of Banking (Plastiq holds a financial license from the State of Texas and plans to apply for approval of a change in control as a result of the Business Combination) and the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (d) the Plastiq Pubco Stock being eligible for continued listing on a national stock exchange; (e) the Domestication having been completed; (f) that CLAA have at least $5,000,001 of net tangible assets; and (g) a Financing Arrangement is in effect and available to the combined company in an amount that is reflective of the combined company’s liquidity needs taking into account any redemptions.

Termination

The Merger Agreement may be terminated by CLAA or Plastiq under certain circumstances, including, among others, (i) by mutual written agreement of CLAA and Plastiq, (ii) by either CLAA or Plastiq, if the Closing has not occurred on or before March 3, 2023, and (iii) by Plastiq, if CLAA has not obtained the required approval of its shareholders at the extraordinary meeting.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about CLAA, Plastiq or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CLAA’s public disclosures.

Timeframes for Filing and Closing

CLAA expects to file the Registration Statement as promptly as possible following receipt by CLAA of the PCAOB Financial Statements. The Closing is expected to occur in the first quarter of 2023, following the fulfillment of the closing conditions set forth in the Merger Agreement.

Certain Related Agreements

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, CLAA entered into a sponsor support agreement (the “Sponsor Support Agreement”) with Colonnade Sponsor II LLC, a Cayman Islands limited liability company (the “Sponsor”), and Plastiq, pursuant to which the Sponsor agreed to, among other things, (a) vote to adopt and approve the Merger Agreement and all other documents and transactions contemplated thereby, (b) vote all of its shares in favor of the various proposals related to the Business Combination and (c) vote against any proposals that run counter to any provision of the Sponsor Support Agreement or to the consummation of the Business Combination, in each case, subject to the terms and conditions of the Sponsor Support Agreement. In addition, Plastiq agreed to indemnify the Sponsor from and against certain liabilities relating to the Business Combination for a period of six years after the Closing. Each officer and director of CLAA previously entered into a letter agreement with CLAA in connection with CLAA’s initial public offering, pursuant to which they agreed to vote any founder shares held by them and any public shares purchased during or after the initial public offering (including in open market and privately-negotiated transactions) in favor of the Business Combination.

Pursuant to the Sponsor Support Agreement, any shares of Plastiq Pubco Stock owned by the Sponsor immediately following the Closing will be subject to a lock-up period that lasts until 180 days following the Closing, and the Sponsor will not transfer any shares from now until the Closing. Any securities of CLAA that the Sponsor newly acquires or purchases after the date of the Sponsor Support Agreement will also be subject to the terms of the Sponsor Support Agreement. If at least 120 days have elapsed since the Closing and the lock-up period is scheduled to end during, or within five trading days prior to, a period during which trading would not be permitted under CLAA’s insider trading policy (the “Blackout Period”), the lock-up period will end ten trading days prior to such Blackout Period. After the Domestication and immediately prior to the Closing, the Sponsor will forfeit 1,250,000 founder shares held by it, and, solely in the event the amount of cash in CLAA’s trust account (after taking into account any redemptions) is less than $75 million, the Sponsor will forfeit an additional 1,250,000 founder shares held by it.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Plastiq Holders Voting and Support Agreement

Promptly following the execution of the Merger Agreement, CLAA will enter into a voting support agreement (the “Plastiq Holders Voting and Support Agreement”) with Plastiq and certain stockholders of Plastiq (the “Voting Plastiq Stockholders”) pursuant to which, the Voting Plastiq Stockholders will agree to, among other things, vote to adopt and approve, following the effectiveness of the Registration Statement, the Merger Agreement and all other documents and transactions contemplated thereby, in each case, subject to the terms and conditions of the Plastiq Holders Voting and Support Agreement.

Pursuant to the Plastiq Holders Voting and Support Agreement, the Voting Plastiq Stockholders will also agree to, among other things, (a) exercise the drag-along rights pursuant to that certain Seventh Amended and Restated Voting Agreement, dated as of November 12, 2021, by and among Plastiq and the Stockholders (as defined therein), (b) vote in favor of the Business Combination and any other matters necessary or reasonably requested by Plastiq for the consummation of the Business Combination and (c) vote against any proposals that run counter to any provision of the Plastiq Holders Voting and Support Agreement or to the consummation of the Business Combination.

The foregoing description of the Plastiq Holders Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Plastiq Holders Voting and Support Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, Plastiq Pubco, the Sponsor, certain members of the Sponsor and certain former stockholders of Plastiq (the “Plastiq Holders” and, collectively with the Sponsor and certain members of the Sponsor the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Plastiq Pubco will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of Plastiq Pubco Stock and other equity securities of Plastiq Pubco that are held by the parties thereto from time to time.

Pursuant to the Registration Rights Agreement, the shares of Plastiq Pubco Shares held by the Plastiq Holders will be subject to a lock-up period, as described in the proposed bylaws to be adopted by Plastiq Pubco at the Closing, which provides that the Plastiq Holders may not transfer any shares of Plastiq Pubco Stock held by them for a period of 180 days after the Closing, except to certain permitted transferees.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by CLAA, the Sponsor and the other parties thereto in connection with CLAA’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (a) the five year anniversary of the date of the Registration Rights Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities (as defined therein).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 4, 2022, CLAA and Plastiq jointly issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 hereto and incorporated by reference herein is the investor presentation, which will be used by CLAA with respect to the Business Combination.

On July 8, 2022, CLAA received a letter providing notice from Barclays Capital Inc. (“Barclays”), and on July 11, 2022, CLAA received a letter providing notice from Deutsche Bank Securities Inc. (“DBSI”), waiving any entitlement to their respective portions of the $10,657,500 deferred underwriting fee that accrued from Barclays’ and DBSI’s participation as the underwriters of CLAA’s initial public offering and their right of first refusal to act as co-placement agents in connection with any equity or debt financing transaction (including any investment banking and financial advisory services) related to the Business Combination. Such waiver reduces the estimated expenses of the Business Combination by $10,675,500, which amount will be reflected on the balance sheet of CLAA and the succeeding company upon closing of the Business Combination.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of CLAA under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. For the avoidance of doubt, CLAA intends for this Form 8-K, including Exhibits 99.1 and 99.2, to satisfy the requirements of Rule 165(a) and Rule 425(a) under the Securities Act. This Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Important Information About the Business Combination and Where to Find It

The Business Combination will be submitted to shareholders of CLAA for their consideration. CLAA intends to file the Registration Statement with the SEC which will include preliminary and definitive proxy statements to be distributed to CLAA’s shareholders in connection with CLAA’s solicitation for proxies for the vote by CLAA’s shareholders in connection with the Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Plastiq’s stockholders in connection with the completion of the Business Combination. After the Registration Statement has been filed and declared effective, CLAA will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Business Combination. CLAA’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with CLAA’s solicitation of proxies for its extraordinary meeting of shareholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about CLAA, Plastiq and the Business Combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by CLAA, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: CLAA’s Chief Executive Officer at 1400 Centrepark Blvd. Ste. 810, West Palm Beach, FL 33401.

Participants in the Solicitation

CLAA, Plastiq and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from CLAA’s shareholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of CLAA’s shareholders in connection with the Business Combination will be set forth in CLAA’s proxy statement / prospectus when it is filed with the SEC. You can find more information about CLAA’s directors and executive officers in CLAA’s Annual Report on Form 10-K filed with the SEC on April 15, 2022. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement / prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the CLAA’s and Plastiq’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of CLAA’s and Plastiq’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CLAA and Plastiq. These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the shareholders of CLAA or Plastiq is not obtained; (iii) failure to realize the anticipated benefits of the Business Combination; (iv) risks relating to the uncertainty of the projected financial information with respect to Plastiq; (v) future global, regional or local economic and market conditions; (vi) the development, effects and enforcement of laws and regulations; (vii) Plastiq’s ability to manage future growth; (viii) changes in the market for Plastiq’s products and services; (ix) the amount of redemption requests made by CLAA’s public stockholders; (x) the ability of CLAA or the combined company to issue equity or equity-linked securities in connection with the Business Combination or in the future; (xi) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xii) and those factors discussed in CLAA’s Annual Report on Form 10-K filed with the SEC on April 15, 2022 under the heading “Risk Factors,” and other documents of CLAA filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CLAA nor Plastiq presently know or that CLAA and Plastiq currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CLAA’s and Plastiq’s expectations, plans or forecasts of future events and views as of the date of this Form 8-K. CLAA and Plastiq anticipate that subsequent events and developments will cause CLAA’s and Plastiq’s assessments to change. However, while CLAA and Plastiq may elect to update these forward-looking statements at some point in the future, CLAA and Plastiq specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing CLAA’s and Plastiq’s assessments as of any date subsequent to the date of this Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of August 3, 2022, by and among Colonnade Acquisition Corp. II, Pasadena Merger Sub Inc. and Plastiq Inc.

10.1	Sponsor Support Agreement, dated as of August 3, 2022, by and among Colonnade Acquisition Corp. II, Colonnade Sponsor II LLC and Plastiq Inc.

10.2	Form of Plastiq Holders Voting and Support Agreement.

10.3	Form of Amended and Restated Registration Rights Agreement.

99.1	Press Release, dated August 4, 2022.

99.2	Investor Presentation, dated August, 2022.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONNADE ACQUISITION CORP. II

	By:	/s/ Remy W. Trafelet
		Name:	Remy W. Trafelet
		Title:	Chief Executive Officer

Date: August 4, 2022